SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    Commission File Number
         September 26, 1997                                 0-7674


                        FIRST FINANCIAL BANKSHARES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Texas                                             75-0944023
(State of Incorporation)                                (I.R.S. Employer
                                                        Identification No.)


                      400 Pine Street, Abilene, Texas 79601
                   (Address of Executive Offices and Zip Code)

                  Registrant's Telephone Number (915) 627-7155


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ITEM 5.  Other Events.

         Following the close of business on Thursday, September 25, 1997, a new Board of Directors was elected and thereafter did organize San Angelo National Bank ("SANB") pursuant to authority of the Office of the Comptroller of Currency. SANB opened for business on Friday, September 26, 1997, as a national association succeeding Southwest Bank of San Angelo ("Southwest Bank") through conversion of its state charter. SANB, as its predecessor Southwest Bank, continues as a subsidiary bank held by First Financial Bankshares, Inc. ("First Financial") through its wholly owned subsidiary, First Financial Bankshares of Delaware, Inc.

         As previously reported, on May 27, 1997, SANB predecessor, Southwest Bank, entered into a Purchase and Assumption Agreement (the "Agreement") with
Texas Commerce Bank-San Angelo, National Association ("TCB-San Angelo"). Effective as of the close of business on Thursday, September 25, 1977, the assets acquired by SANB pursuant to the Agreement include (i) three (3) banking facilities (land and buildings) located in the City of San Angelo, together with all furnishings, equipment and fixtures, and (ii) all loans of TCB-San Angelo, other than certain loans which were specifically excluded under the Agreement.

         SANB will also acquire San Angelo Trust Company, National Association ("Trust Company"), a subsidiary national association trust company formed by TCB-San Angelo into which certain of the trust business and assets of TCB-San Angelo will hereafter be transferred in accordance with applicable federal and Texas banking and fiduciary substitution laws. Prior to effective substitution of the Trust Company as Trustee of the fiduciary accounts to be transferred, TCB-San Angelo will continue to operate its trust department pursuant to a shared premises arrangement with SANB at its main banking location.

         In addition to the assets acquired and to be acquired by SANB, SANB has assumed deposit liabilities and certain other liabilities of TCB-San Angelo, including safekeeping and safe deposit liabilities, and certain other contracts, leases and commitments.

         The conversion of Southwest Bank into a newly organized national banking association under the name "San Angelo National Bank" restores to San Angelo and West Texas a distinguished name in banking. The principal banking office of SANB will be located at 301 West Beauregard in the City of San Angelo, Texas. In addition SANB will continue customer services at locations formerly operated by Southwest Bank in the City of San Angelo.

         Total assets for SANB, including $18,000,000 attributed to goodwill, approximate $273,000,000 with deposits of $235,000,000 and shareholders' equity of $38,000,000. Consummation of the transaction combining the assets of Southwest Bank and TCB-San Angelo into the newly chartered San Angelo National Bank brings total assets for First Financial to more than $1.4 billion. The funding of the Trust Company and its subsequent sale under the Agreement to San Angelo National Bank is anticipated at the end of the fourth quarter of 1997.


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ITEM 7.  Financial Statements and Exhibits

         The acquisition described under Item 5 of this report does not involve a significant amount of the assets of First Financial and its subsidiaries as defined in Item 2(b)4. of the General Instructions. Accordingly no financial statements or pro forma financial information is being provided with this current report.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIRST FINANCIAL BANKSHARES, INC.
                                            (Registrant)



DATE: September 26, 1997                    By:  _______________________________
                                                       CURTIS R. HARVEY
                                                  Executive Vice President and
                                                  Chief Financial Officer
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